UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2010

The Hillman Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13293	23-2874736
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

Registrant’s telephone number, including area code: (513) 851-4900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On September 28, 2010, Ali Fartaj, the Senior Vice President of Operations of the Hillman Group, Inc. (“Hillman”), a subsidiary of The Hillman Companies, Inc., notified Hillman of his intention to resign from Hillman effective October 22, 2010. Mr. Fartaj is leaving to pursue other interests. On September 28, 2010, Hillman issued a press release announcing Mr. Fartaj’s resignation. A copy of the release is included as Exhibit 99.1 hereto and incorporated by reference herein.

(e)

In connection with Mr. Fartaj’s resignation, Hillman and Mr. Fartaj entered into a separation agreement (the “Agreement”). The Agreement provides that Mr. Fartaj will receive a lump sum payment of $200,000 (subject to all withholdings and deductions required by law) in full settlement of any and all amounts owed (including bonuses and severance) to Mr. Fartaj under this current employment agreement with Hillman. The Agreement also contains customary release and confidentiality provisions.

Item 9.01	Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated September 28, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2010	THE HILLMAN COMPANIES, INC.

/s/ James P. Waters

James P. Waters
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated September 28, 2010